EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the inclusion in this Prospectus/Information Statement and the Registration Statement of which this Prospectus/Information Statement is a part on Form S-4 Amendment 3 (File No. 33-60167) of our report dated February 20, 1995 included in Omnicom Group Inc.'s Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in or made part of this Registration Statement.




                                         /S/ ARTHUR ANDERSEN LLP
                                             ARTHUR ANDERSEN LLP


New York, New York

August 8, 1995